                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement  on  Form  S-3  (No.  333-37229,   333-46243,   333-52601,  333-58799,
333-64069,  333-75253,  333-92023,  333-93761,  333-94815, 333-44928, 333-46738,
333-54160,  333-61948,  333-74180,  333-02672,  333-100759)  and Form S-8  (Nos.
333-05705,  333-12551,  333-58801,  333-60731,  333-89631, 333-91985, 333-37624,
333-37626,  333-74050) of Home Properties, Inc. of our report dated February 11,
2004 relating to the financial  statements  and financial  statement  schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2004